CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 31, 2001 relating to the financial statements and per-share data and ratios of The U.S. Treasury Money Fund of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants", and "Prospectuses and Reports to Shareholders" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
November 26, 2001